Exhibit 99.1

For Immediate Release	Contacts:
May 8, 2018	Joseph Jaffoni, Jennifer
Neuman, Norberto Aja
JCIR
(212) 835-8500
etm@jcir.com

ENTERCOM COMMUNICATIONS CORP.

REPORTS FIRST QUARTER RESULTS

Philadelphia, PA—Entercom Communications (NYSE: ETM) today reported financial results for the quarter ended March 31, 2018.

First Quarter Highlights

•	Net revenues for the quarter were $300.6 million, compared to $99.0 million in the first quarter of 2017. On a same-station basis, net revenues for the quarter were $300.6 million compared to $324.9 million in the first quarter of 2017

•	Operating income for the quarter was $5.7 million, compared to an operating loss of $15.0 million in the first quarter of 2017

•	Net loss per diluted share for the quarter was ($0.10), compared to net loss per diluted share of ($0.25) in the first quarter of 2017

•	Pro Forma Adjusted EBITDA for the quarter was $30.1 million, compared to $61.0 million in the first quarter of 2017

David J. Field, President and Chief Executive Officer, stated: “Since closing on our merger in November, we have moved quickly to implement rapid change and have made good progress on our various integration, synergy and transformation goals. We have built a terrific leadership team and are driving strong ratings growth and launching a number of revenue-driving initiatives to capitalize on our scale and compete far more effectively against other media for a larger share of ad spending. Earlier today, we announced the launch of the Entercom Audio Network which will enable us to use our scale to participate directly in the $1 billion network radio market. Our first quarter financial results were adversely affected by soft general local advertising conditions and a number of temporary factors, most notably the exclusion of $12 million in revenue due to financial issues at USTN. As these temporary factors abate and our growth initiatives take hold, we look forward to driving meaningful sustainable growth as we capitalize on the compelling brands, assets and capabilities of this exciting, emerging company.”

Additional Information

Today the Company announced the launch of the Entercom Audio Network which will enable the company to capitalize on its scale and reach to participate directly in the $1 billion network radio business. Launching on July 1, 2018, the network will cover close to 90% of people 12+ in the top 50 markets.

In April, the Company entered into a new agreement with United States Traffic Network (“USTN”) which sells short duration advertising (sponsored traffic reports) and provides guaranteed revenue to the Company. USTN completed its separation from its former corporate parent and has moved quickly to establish a solid new business model.

As of March 31, 2018, the Company had outstanding $1,452 million of senior debt under its credit facilities and $400 million in senior notes (both amounts exclude unamortized premium from purchase price accounting). In addition, the Company had $34.8 million in cash on hand.

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on Tuesday May 8, 2018 at 9:00 AM Eastern Time. The public may access the conference call by dialing Toll Free: 888-889-0278 and Toll: 312-470-7365, passcode: Entercom (domestic and international callers). A replay of the conference call will be available for one week by dialing 800-937-2124. A webcast replay of the conference call will be available beginning six hours after the call on the Company’s website for a period of two weeks. Additional information is available on the Company’s website at www.entercom.com.

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Same Station Net Revenues consist of net revenues adjusted for material station acquisitions and dispositions as if these acquisitions and dispositions had occurred as of the beginning of the comparable prior period.

Station Expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate Expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Station Operating Income consists of operating income (loss) before: depreciation and amortization; time brokerage agreement fees (income); corporate general and administrative expenses; non-cash compensation expense (which is otherwise included in station operating expenses); impairment loss; merger and acquisition costs, other expenses related to the refinancing; non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; and gain or loss on sale or disposition of assets.

Adjusted EBITDA consists of net income (loss) available to common shareholders, adjusted to exclude: income taxes (benefit); income from discontinued operations, net of income taxes or benefit; total other income or expense; net interest expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); other expenses related to the refinancing; impairment loss, merger and acquisition costs, preferred stock dividends; non-recurring expense recognized for restructuring charges or similar costs, including transition and integration costs, and gain or loss on sale or disposition of assets.

Pro Forma Adjusted EBITDA consists of Adjusted EBITDA to exclude those costs incurred by the prior owner that were not assumed by the Company or were unusual in nature and adjustments for material acquisitions and divestitures as if these acquisitions and divestitures had occurred as of the beginning of the period presented.

Adjusted Free Cash Flow consists of operating income (loss): (i) plus depreciation and amortization; net (gain) loss on sale or disposal of assets; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses); impairment loss; merger and acquisition costs; other expenses related to the refinancing; other income and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; income from discontinued operations (excluding income taxes or tax benefit); and (ii) less net interest expense (excluding amortization of deferred financing costs or debt premium), preferred stock dividends, taxes paid, capital expenditures and amortizable intangibles.

Adjusted Net Income (Loss) consists of net income (loss) available to common shareholders adjusted to exclude: (i) income taxes (benefit) as reported, including income taxes otherwise included in income from discontinued operations; (ii) gain/loss on sale of assets, derivative instruments and investments; (iii) non-cash compensation expense; (iv) other income; (v) impairment loss; (vi) merger and acquisition costs, other expenses related to the refinancing, loss on extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; and (vii) gain/loss on early extinguishment of debt. For purposes of comparability, income taxes are reflected at the expected statutory federal and state income tax rate of 30% and 40% without discrete items of tax for the years 2018 and 2017, respectively.

Adjusted Net Income (Loss) Per Share - Diluted includes any dilutive equivalent shares when not anti-dilutive. Convertible Preferred Stock is treated as if it never converted for the purposes of Adjusted Net Income (Loss) Per Share - Diluted.

Non-GAAP Financial Measures

It is important to note that station operating income, station expense, corporate expense, same station net revenues, Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income (Loss) Per Share - Diluted and Adjusted Free Cash Flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry as a measure of a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (e.g., Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share - Diluted). The adjustments exclude gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss, merger and acquisition costs, other expenses related to the refinancing, and gain/loss on early extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs. For purposes of comparability, income taxes for 2018 and 2017 are reflected at the expected federal and state income tax rate of 30% and 40%, respectively, without adjustment for discrete tax adjustments.

Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms S-4, 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position. Accordingly, the Company’s actual performance may differ materially from those stated or implied herein. The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

About Entercom Communications Corp.

Entercom Communications Corp. (NYSE: ETM) is a leading American media and entertainment company reaching and engaging over 100 million people each week through its premier collection of highly rated, award winning radio stations, digital platforms and live events. As one of the country’s two largest radio broadcasters, Entercom offers integrated marketing solutions and delivers the power of local connection on a national scale with coverage of close to 90% of persons 12+ in the top 50 markets. Entercom is the #1 creator of live, original, local audio content and the nation’s unrivaled leader in news and sports radio. Learn more about Philadelphia-based Entercom at www.entercom.com, Facebook and Twitter (@Entercom).

For further information, or to receive future Entercom Communications news announcements via e-mail, please contact JCIR at 212/835-8500 or etm@jcir.com.

ENTERCOM COMMUNICATIONS CORP.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2018	2017
STATEMENTS OF OPERATIONS
Net Revenues	$300,560	$99,001

Station Expenses	253,767	76,962
Station Expense - Non-Cash Compensation	1,958	204
Corporate Expenses	16,714	9,176
Corporate Expenses - Non-Cash Compensation	1,955	1,389
Depreciation And Amortization	8,471	2,647
Time Brokerage Agreement Expense (Income)	(426)	34
Merger And Acquisition Costs	1,383	10,271
Restructuring Costs	1,481	—
Integration Costs	9,729	—
Net (Gain) Loss On Sale Or Disposition of Assets	(161)	13,334

Total Operating Expenses	294,871	114,017

Operating Income (Loss)	5,689	(15,016)

Net Interest Expense	23,404	5,977

Loss Before Income Taxes	(17,715)	(20,993)
Income Tax Benefit	(3,509)	(11,662)

Net Loss Available To The Company - Continuing Operations	(14,206)	(9,331)
Preferred Stock Dividend	—	550

Net Loss Available To Common Shareholders - Continuing Operations	(14,206)	(9,881)
Income From Discontinued Operations, Net Of Income Taxes	328	—

Net Loss Available To Common Shareholders	$(13,878)	$(9,881)

Net Loss From Continuing Operations Available To Common Shareholders - Basic & Diluted	$(0.10)	$(0.25)

Dividends Declared And Paid Per Common Share	$0.09	$0.075

Weighted Common Shares Outstanding - Basic	138,939	38,910

Weighted Common Shares Outstanding - Diluted	138,939	38,910

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Capital Expenditures (including Amortizable Intangibles)	$6,991	$2,694
Income Taxes Paid	$45	$55
Cash Dividends On Common Stock Declared And Paid	$12,441	$2,916
Cash Dividends On Preferred Stock Declared And Paid	$—	$550

	March 31,
	2018	2017
SELECTED BALANCE SHEET DATA
Cash and Cash Equivalents	$34,770	$4,702
Senior Debt - Term B-1 Loan (Includes Current Portion)	$1,326,675	$458,000
Senior Debt - Revolver (Includes Current Portion)	$125,000	$7,000
Senior Notes	$400,000	$—
Perpetual Cumulative Convertible Preferred Stock	$—	$27,732
Total Shareholders’ Equity	$1,719,193	$384,878

OTHER FINANCIAL DATA

	Three Months Ended March 31,
	2018	2017
Reconciliation Of GAAP Net Revenues To Same Station Net Revenues
Net Revenues	$300,560	$99,001
Net Acquisitions And Divestitures Of Radio Stations	—	225,930

Same Station Net Revenues	$300,560	$324,931

Reconciliation Of GAAP Station Operating Expenses To Station Expenses
Station Operating Expenses	$255,725	$77,166
Station Expenses - Non-Cash Compensation	(1,958)	(204)

Station Expenses	$253,767	$76,962

Reconciliation Of GAAP Corporate General & Administrative Expenses To Corporate Expenses
Corporate General & Administrative Expenses	$18,669	$10,565
Corporate Expenses - Non-Cash Compensation	(1,955)	(1,389)

Corporate Expenses	$16,714	$9,176

Reconciliation Of GAAP Operating Income (Loss) To Station Operating Income
Operating Income (Loss)	$5,689	$(15,016)
Corporate Expenses	16,714	9,176
Corporate Expenses - Non-Cash Compensation	1,955	1,389
Station Expenses - Non-Cash Compensation	1,958	204
Depreciation And Amortization	8,471	2,647
Merger And Acquisition Costs	1,383	10,271
Restructuring Costs	1,481	—
Integration Costs	9,729	—
Net Time Brokerage Agreement Expense (Income)	(426)	34
Net Gain (Loss) On Sale Or Disposition of Assets	(161)	13,334

Station Operating Income	$46,793	$22,039

Reconciliation Of GAAP Net Loss Available To Common Shareholders To Adjusted EBITDA To Pro Forma Adjusted EBITDA
Net Loss Available To Common Shareholders	$(13,878)	$(9,881)
Income Tax Benefit	(3,509)	(11,662)
Income From Discontinued Operations, Net Of Income Taxes	(328)	—
Net Interest Expense	23,404	5,977
Corporate Expenses - Non-Cash Compensation	1,955	1,389
Station Expenses - Non-Cash Compensation	1,958	204
Depreciation And Amortization	8,471	2,647
Time Brokerage Agreement Expense (Income)	(426)	34
Preferred Stock Dividend	—	550
Merger And Acquisition Costs	1,383	10,271
Restructuring Costs	1,481	—
Integration Costs	9,729	—
Transition Costs Otherwise Included In Corporate Expenses	—	1,253
Net Gain (Loss) On Sale Or Disposition of Assets	(161)	13,334

Adjusted EBITDA	30,079	14,116
Net Of Acquisitions And Divestitures	—	45,776
CBS Radio Costs Incurred To Separate From Its Parent	—	1,137

Pro Forma Adjusted EBITDA	$30,079	$61,029

Reconciliation Of GAAP Net Loss Available To Common Shareholders To Adjusted Free Cash Flow
Net Loss Available To Common Shareholders	$(13,878)	$(9,881)
Depreciation And Amortization	8,471	2,647
Deferred Financing Costs Included In Interest Expense	795	586
Amortization Debt Discount Or (Debt Premium) Included In Interest Expense	(716)	—
Non-Cash Compensation Expense	3,913	1,593
Merger And Acquisition Costs	1,383	10,271
Integration Costs	9,729	—
Restructuring Costs	1,481	—
Transition Costs Otherwise Included In Corporate Expenses	—	1,253
Net (Gain) Loss On Sale Or Disposition of Assets	(161)	13,334
Income Taxes (Benefit)	(3,509)	(11,662)
Income Taxes Otherwise Included In Income From Discontinued Operations	86	—
Capital Expenditures (including Amortizable Intangibles)	(6,991)	(2,694)
Income Taxes Paid	(45)	(55)

Adjusted Free Cash Flow	$558	$5,392

Reconciliation Of GAAP Net Loss Available To Common Shareholders To Adjusted Net Income (Loss)
Net Loss Available To Common Shareholders	$(13,878)	$(9,881)
Preferred Stock Dividend	—	550
Income Tax Benefit	(3,509)	(11,662)
Income Taxes Otherwise Included In Income From Discontinued Operations	86	—
Merger And Acquisition Costs	1,383	10,271
Transition Costs Otherwise Included In Corporate Expenses	—	1,253
Integration Costs	9,729	—
Restructuring Costs	1,481	—
Net (Gain) Loss On Sale Or Disposition of Assets	(161)	13,334
Non-Cash Compensation Expense	3,913	1,593

Adjusted Income (Loss) Before Income Taxes	(956)	5,458
Income Taxes (Benefit)	(287)	2,183

Adjusted Net Income (Loss) Available To The Company	(669)	3,275
Preferred Stock Dividend	—	550

Adjusted Net Income (Loss)	$(669)	$2,725

Numerator For Purposes Of Computing Adjusted Net Income (Loss) Per Share - Diluted
Adjusted Net Income (Loss)	$(669)	$2,725
Preferred Stock Dividend, Treated As If Preferred Never Converted	—	—

	$(669)	$2,725

Weighted Average Diluted Shares Outstanding For Purposes Of Computing Adjusted Net Income Per Share - Diluted
Weighted Common Shares Outstanding - Diluted As Reported	138,939	38,910
Diluted Shares Excluded When Reporting A Net Loss	—	1,164

	138,939	40,074

Adjusted Net Income (Loss) Per Share - Diluted	$(0.00)	$0.07